Exhibit 99.1

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued on next page)

The information presented below is intended solely to show the attribution of assets, liabilities, revenue, and expenses to the Class V Group in accordance with the Tracking Stock Policy of Dell Technologies Inc. (“Dell Technologies” or the “Company”), a copy of which is filed as Exhibit 99.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017. The individual income and expense line item amounts reflected in the column for VMware, Inc. (“VMware”) are for informational purposes and do not represent actual income and expenses of the Class V Group. The Class V stockholders do not have any special rights related to, direct ownership interest in, or recourse against the assets and liabilities attributed to the Class V Group. Holders of the DHI Group Common Stock and the Class V Common Stock are stockholders of the Company and subject to all risks associated with an investment in the Company and all of its businesses, assets, and liabilities. This financial information could change in the future based on allocations or reallocations of assets and liabilities to the Class V Group.

	Three Months Ended			Nine Months Ended
	November 2, 2018			November 2, 2018
	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware
	(in millions)
Net revenue	$2,229	$(29)	$2,200	$6,451	$(68)	$6,383
Cost of net revenue	272	43	315	791	125	916
Gross margin	1,957	(72)	1,885	5,660	(193)	5,467
Operating expenses:
Selling, general, and administrative	788	103	891	2,380	268	2,648
Research and development	401	98	499	1,163	270	1,433
Total operating expenses	1,189	201	1,390	3,543	538	4,081
Operating income (loss)	$768	$(273)	$495	$2,117	$(731)	$1,386
Interest and other income (expense), net attributable to VMware			(150)			906
Income before income taxes attributable to VMware			345			2,292
Income tax provision attributable to VMware			11			372
Net income attributable to VMware			$334			$1,920
____________________

(a)
Adjustments and eliminations primarily consist of intercompany sales and allocated expenses, as well as expenses that are excluded from the VMware reportable segment, such as amortization of intangible assets, stock-based compensation expense, severance, and integration and acquisition-related costs.

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued on next page)

Reconciliation of net income attributable to VMware to Class V Common Stock economic interest in Class V Group:

	Three Months Ended	Nine Months Ended
	November 2, 2018	November 2, 2018
	(in millions)
Net income attributable to VMware	$334	$1,920
Less: Net income attributable to non-controlling interests	(64)	(357)
Net income attributable to Class V Group	270	1,563
Less: DHI Group's 38.90% weighted average retained interest in Class V Group	(105)	(608)
Class V Common Stock economic interest in Class V Group	$165	$955

Reconciliation of VMware total net assets to Class V Common Stock economic interest in Class V Group:

VMware
November 2, 2018
(in millions)
VMware balance sheet information
Total assets (1)(2)	$23,962
Total liabilities (1)(2)	13,051
VMware total net assets	$10,911

Class V Group
November 2, 2018
(in millions)
VMware total net assets	$10,911
Less: Net assets attributable to non-controlling interests (3)	(2,108)
Net assets attributable to Class V Group	8,803
Less: DHI Group's 38.90% retained interest in Class V Group	(3,425)
Class V Common Stock economic interest in Class V Group	$5,378

Inter-group assets (4)	$—
Inter-group liabilities (4)	$—
____________________

(1)	Represents VMware's unadjusted assets and liabilities as of November 2, 2018 as consolidated into the Company’s Consolidated Statements of Financial Position.

(2)	As determined by Dell Technologies’ board of directors, the Company has not allocated any assets or liabilities between the DHI Group and the Class V Group.

(3)
Reflects the impact of non-controlling interests on net assets attributable to the Company, which had an ownership interest of approximately 80.7% of VMware’s outstanding shares of common stock as of November 2, 2018.

(4)
Represents inter-group assets/liabilities between the Class V Group and the DHI Group in accordance with the Tracking Stock Policy. The Tracking Stock Policy states that any ordinary course commercial inter-group transactions are intended, to the extent practicable, to be on terms consistent with terms that would be applicable to arm's-length dealings with unrelated third parties.

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued on next page)

The adoption of the new revenue accounting standard during the three months ended May 4, 2018 impacted the previously reported results of the VMware reportable segment and the standalone results of VMware, Inc. Presented below is the Unaudited Attributed Financial Information for Class V Group for the three months ended and nine months ended November 3, 2017 and as of February 2, 2018 that has been recast to reflect the retrospective adoption of the new accounting standard.

	Three Months Ended			Nine Months Ended
	November 3, 2017			November 3, 2017
	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware
	(in millions)
Net revenue	$1,933	$5	$1,938	$5,735	$(99)	$5,636
Cost of net revenue	246	32	278	730	107	837
Gross margin	1,687	(27)	1,660	5,005	(206)	4,799
Operating expenses:
Selling, general, and administrative	702	99	801	2,006	399	2,405
Research and development	351	98	449	1,026	272	1,298
Total operating expenses	1,053	197	1,250	3,032	671	3,703
Operating income (loss)	$634	$(224)	$410	$1,973	$(877)	$1,096
Interest and other income (expense), net attributable to VMware			3			92
Income before income taxes attributable to VMware			413			1,188
Income tax provision attributable to VMware			18			143
Net income attributable to VMware			$395			$1,045
____________________

(a)
Adjustments and eliminations primarily consist of intercompany sales and allocated expenses, as well as expenses that are excluded from the VMware reportable segment, such as amortization of intangible assets, stock-based compensation expense, severance, and integration and acquisition-related costs.

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued)

Reconciliation of net income attributable to VMware to Class V Common Stock economic interest in Class V Group:

	Three Months Ended	Nine Months Ended
	November 3, 2017	November 3, 2017
	(in millions)
Net income attributable to VMware	$395	$1,045
Less: Net income attributable to non-controlling interests	(73)	(191)
Net income attributable to Class V Group	322	854
Less: DHI Group's 38.55% weighted average retained interest in Class V Group	(124)	(328)
Class V Common Stock economic interest in Class V Group	$198	$526

Reconciliation of VMware total net assets to Class V Common Stock economic interest in Class V Group:

VMware
February 2, 2018
(in millions)
VMware balance sheet information
Total assets (1)(2)	$21,206
Total liabilities (1)(2)	12,582
VMware total net assets	$8,624

Class V Group
February 2, 2018
(in millions)
VMware total net assets	$8,624
Less: Net assets attributable to non-controlling interests (3)	(1,561)
Net assets attributable to Class V Group	7,063
Less: DHI Group's 38.90% retained interest in Class V Group	(2,748)
Class V Common Stock economic interest in Class V Group	$4,315

Inter-group assets (4)	$—
Inter-group liabilities (4)	$—
____________________

(1)	Represents VMware's unadjusted assets and liabilities as of February 2, 2018 as consolidated into the Company’s Consolidated Statements of Financial Position.

(2)	As determined by Dell Technologies’ board of directors, the Company has not allocated any assets or liabilities between the DHI Group and the Class V Group.

(3)
Reflects the impact of non-controlling interests on net assets attributable to the Company, which had an ownership interest of approximately 81.9% of VMware’s outstanding shares of common stock as of February 2, 2018.

(4)
Represents inter-group assets/liabilities between the Class V Group and the DHI Group in accordance with the Tracking Stock Policy. The Tracking Stock Policy states that any ordinary course commercial inter-group transactions are intended, to the extent practicable, to be on terms consistent with terms that would be applicable to arm’s-length dealings with unrelated third parties.

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